INCORPORATED UNDER THE LAWS OF
                              THE STATE OF DELAWARE

                                 NUMBER SHARES

                       ADELPHIA COMMUNICATIONS CORPORATION
                      SERIES C CONVERTIBLE PREFERRED STOCK



This Certifies that________________________________ is the registered holder of ________________________________ Shares of Series C Convertible Preferred Stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

         IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____________ day of ___________________ A.D. 19__

/s/                                                 /s/
[Vice President]                                    [Assistant Secretary]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS, EXCEPTAS PROVIDED IN THE PREFERRED STOCK PURCHASE AGREEMENT, THE HOLDER HEREOF DELIVERS TO THE ISSUER HEREOF AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT THE PROPOSED TRANSFER DOES NOT REQUIRE ANY SUCH REGISTRATION.




         For Value Received, _______hereby sell, assign and transfer unto ____________Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint______________________________________Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

         Dated _________________ 19__

                  In presence of ____________________________________________